Exhibit 99.1

Press Release

FOR IMMEDIATE RELEASE

Monday, December 17, 2007

Source: Photonic Products Group, Inc.

PPGI ANNOUNCES NEW VP OF SALES AND MARKETING

NORTHVALE, NJ, December 17 – Photonic Products Group, Inc. (“PPGI”, OTC Bulletin Board: PHPG), announced today that John R. Ryan has joined its corporate staff as Vice President of Sales and Marketing.

Mr. Ryan is a career sales and marketing executive from within the photonics industry.

He served since 2005 as Director of Sales for Labsphere, Inc., a privately held manufacturer of electro-optical test and measurement products which was subsequently acquired by Halma, Plc. John was a key member of their executive team, responsible for all domestic and international sales channels. Immediately prior to that role, John was Director of North American Sales for Xtera Communications, Inc., a supplier of DWDM systems from 2003 through 2005. Earlier, from 1993 through 2003, he held positions as regional sales manager for Photon Dynamics and Electro Scientific Industries, manufacturers of optical inspection equipment and laser-based process equipment respectively. He resigned from his most recent position as Director of Sales and Marketing for Labsphere, Inc.to join PPGI.

Mr. Ryan received his Bachelor of Science degree from Merrimack College in Business Administration and Marketing in 1992.

Dan Lehrfeld, President and CEO of PPGI commented, “I am pleased to welcome John to our executive team. He brings highly relevant experience in our industry in sales, marketing, and business development at a time when we are focusing on putting our expanding operational capacities to work for a broader range of domestically and internationally-based customers. The other Board members and I are confident that his experience in expanding sales channels, his industry knowledge, combined with his energetic dedication to his customers and his team, will play an important role as we strive to further our growth.”

Mr. Lehrfeld added, “As reported earlier, Devaunshi Sampat, who previously served in this role,  relocated to India in November to better deal there with personal matters. She indicated she plans to remain there for an indefinite period of time, but remains on our staff through the end of this year. Devaunshi can take pride in her many personal contributions to the Company. The positive changes she helped us to make here over the years have been vital to our transformation and growth from the INRAD, Inc. of the 1990’s. Her attention to detail and her passionate pursuit of opportunities to do more for our customers, provided tangible proof to all that our PPGI companies are truly customer-focused supply chain partners.

While we all will miss her on our team, we wish her well in both life and career as she moves on.”

Photonic Products Group, Inc., develops, manufactures, and markets products and services for use in diverse photonics industry sectors via its portfolio of distinctly branded businesses. INRAD specializes in crystal-based optical components and devices, laser accessories, and instruments. Laser Optics specializes in precision custom optical components, assemblies, and optical coatings. MRC Optics’ business specializes in precision diamond turned optics, metal optics, and opto-mechanical and electro-optical assemblies. PPGI’s customers include leading corporations in the defense and aerospace, laser systems, and process control and metrology sectors of the photonics industry, as well as the U.S. government. Its products are also used by researchers at national laboratories and universities worldwide.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this press release that are not purely historical are forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. These statements may be identified by their use of forward-looking terminology such as “believes”, “expects”, “should”, “will”, “plan”, “targeting” or similar words. Such forward-looking statements, such as our expectation for continued growth involve risks and uncertainties that could cause actual results to differ materially from those projected or sought. Risks and uncertainties that could cause actual results to differ materially from such forward looking statements are, but are not limited to, uncertainties in market demand for the Company’s products or the products of its customers, future actions by competitors, inability to deliver product on time, inability to implement its growth strategies or to integrate new operations, inability to realize synergies from its acquisitions, inability to raise capital, inability to retain or find key employees, and other factors discussed from time to time in the Company’s filings with the Securities and Exchange Commission. The forward looking statements made in this news release are made as of the date hereof, and Photonic Products Group, Inc., does not assume any obligation to update publicly any forward looking statement.